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Exhibit 10.59

FIRST AMENDMENT TO LOAN AGREEMENT

        This First Amendment to Loan Agreement ("First Amendment") is executed effective this 9th day of January 2008 among Force Protection, Inc., Force Protection Industries, Inc., and Force Protection Technologies, Inc. (collectively, the "Borrower") and Wachovia Bank, National Association ("Bank") and amends that Loan Agreement among Borrower and Bank dated July 20, 2007 (the "Loan Agreement").

Factual Background

        Bank currently has a $50,000,000 revolving line of credit loan (the "Loan") outstanding to Borrower pursuant to the Loan Agreement. Borrower has requested and Bank has agreed to amend certain financial covenants and affirmative covenants contained in the Loan Agreement provided the Borrower continues to comply with the terms and conditions set forth in the Loan Agreement, as modified hereby.

        NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, the parties hereto agree as follows:

          1.     Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

          2.     The Financial Covenants paragraph is amended by deleting the Deposit Relationship requirement and replacing it with the following:

            "Deposit Relationship.    Borrower shall maintain a non-interest bearing demand deposit account with a minimum daily balance of at least $15,000,000.00 and all of its other depository and treasury services with Bank."

          3.     The Affirmative Covenants paragraph is amended by adding the following requirement:

            "Loan Commitment.    Borrower shall provide satisfactory evidence to Bank, by February 15, 2008, of Borrower's asset based lending commitment from a financial institution, which may include Bank."

          4.     From the effective date hereof, any reference to the "Loan Agreement" in any Loan Document shall mean the Loan Agreement as amended by this First Amendment.

          5.     Prior to or at Closing of the First Amendment, Borrower shall meet the pre-closing requirements set forth in this Paragraph 5. and Bank shall not be required to make any further advances on the Loan until such pre-closing requirements are met.

      a.
      Borrower will provide Bank with resolutions authorizing the transactions contemplated herein and designating an officer to sign the Loan Documents on its behalf.

      b.
      Borrower will provide Bank with a Secretary's Certificate certifying that there have been no changes in its Articles of Incorporation or Bylaws since September 30, 2007.

      c.
      Borrower shall provide Bank with such other documents, instruments or agreements as Bank shall deem necessary for increasing the Loan in its reasonable discretion.

          6.     Each Borrower hereby represents and warrants that at the time of the execution and delivery of this First Amendment it is in compliance with all of its covenants set forth in the Loan

  Agreement and any other Loan Documents, and that the representations and warranties set forth therein pertaining to it continue to be true and accurate.

          7.     Each Borrower agrees to hold Bank harmless and indemnify Bank and its successors and assigns from any and all claims or causes of action arising in connection with this First Amendment or otherwise related to the Loan.

          8.     Borrower agrees to pay at closing all costs and expenses arising from this First Amendment, including, without limitation, all Bank fees and expenses, including a $125,000 Bank fee, and fees and expenses of Bank's legal counsel.

          9.     Borrower agrees to execute and deliver to Bank, promptly upon request from Bank, such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein.

          10.   This First Amendment may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

          11.   This First Amendment is not a novation and, except as otherwise modified hereby, the terms and provisions of the Loan Agreement and all Loan Documents shall remain in full force and effect.

          12.   This First Amendment shall be governed by South Carolina law. Provided however, to the extent that the creation, validity, perfection, enforceability or priority of any lien or security interest, or the rights and remedies with respect to any lien or security interest, in the Collateral (defined in the Loan Agreement) are governed by the laws of a jurisdiction other than the State of South Carolina, then the laws of such jurisdiction shall govern, except as superseded by applicable United States Federal Law.

          13.   This First Amendment reflects the complete agreement of the parties hereto as to the matters set forth herein and supersedes all prior negotiations and oral understandings and is hereby incorporated into the Loan Agreement as if set forth herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal to be effective as of the date first written above.

BORROWER:
Force Protection, Inc.
By:	/s/ MICHAEL MOODY Michael Moody, President	(SEAL)
Force Protection Technologies, Inc.
By:	/s/ MICHAEL MOODY Michael Moody, President	(SEAL)
Force Protection Technologies, Inc.
By:	/s/ MICHAEL MOODY Michael Moody, President	(SEAL)
BANK:
Wachovia Bank, National Association
By:	/s/ GUY M. MEARES, III Guy M. Meares, III, Senior Vice President	(SEAL)

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  Exhibit 10.59
FIRST AMENDMENT TO LOAN AGREEMENT